EXHIBIT 10.1

FORM OF DIRECTORS’ OPTION AGREEMENT

STOCK OPTION AGREEMENT

THIS AGREEMENT, made this ____ day of _________200_, by and between SpectraScience, Inc., a Minnesota corporation (the "Company”) and _________ ("Optionee").

1.           Grant of Option.

Pursuant to its Amended 2001 Stock Option Plan (the "Plan), the Company hereby grants to Optionee, on the date set forth above, the right and option (hereinafter called the "option”) to purchase all or any part of an aggregate of _______________ (________) shares of Common Stock par value $0.01 per share (the "Shares"), on the terms and conditions set forth herein. This option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All capitalized terms not defined herein are defined in the Plan.

2.           Duration and Exercisability.

(a) This option shall be exercisable on and after the dates set forth below for the number of Shares indicated.

Exercise Period	No. Of Shares (Cumulative)	Price/Share

$
$
$

(b)	This Option shall in all events terminate on _________, 201_.

(c) During the lifetime of Optionee, the option shall be exercisable only by Optionee and shall not be assignable or transferable by Optionee other than by will or the laws of descent and distribution.

3.            Manner of Exercise.

(a) The option can be exercised only by Optionee or other proper party by delivering within the option period written notice to the Company at its principal office. The notice shall state the number of Shares as to which the option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice. The original Option Agreement and the number of Shares issued to optionee shall be noted on the original certificate prior to its return to Optionee.

(b) Optionee may pay the option price in cash by check (bank check, certified check or personal check), or by money order or as otherwise provided in the Plan.

4.	Miscellaneous

(a) This option is issued pursuant to the Company's Amended 2001 Stock Option Plan and is subject to its terms which are incorporated by reference herein. The terms of the Plan are available for inspection during business hours at the principal office of the Company.

(b) Optionee shall have none of the rights of a shareholder with respect to Shares subject to this option until such Shares shall have been issued to Optionee upon exercise of this option.

(c) The exercise of all or any parts of this option shall only be effective at such time that the sale of Shares pursuant to such exercise will not violate any state or federal securities laws.

(d) If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount, stock split or other change in the corporate structure of the Company and all or any portion of the option shall then be unexercised and not yet expired, then equitable adjustments in the outstanding option shall be made by the Company in order to prevent dilution or enlargement of option rights. Such adjustments shall include, where appropriate changes in the number of Shares and the price per share subject to the outstanding option.

(e) The Company shall at all times during the term of the option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

(f) Optionee agrees that if (i) the Company advises Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriters have requested that certain shareholders including Optionee, refrain from selling, entering into any contract to sell, or granting any option to buy or otherwise dispose of part or all of their Common Stock or Common Stock purchase rights, then (ii) for a period not to exceed 180 days from the prospectus, Optionee shall not sell or contract to sell or grant an option to buy or otherwise dispose of this Option or any of the underlying Shares without the prior written consent of the underwriters. This section shall not prohibit any exercise of this Option.

(g) Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives Optionee 15 days' prior written notice of such acceleration and (ii) to cancel any portion of this Option or any other option granted to Optionee pursuant to this Agreement which is not exercised prior to or contemporaneously with such public offering. To the extent the Option is cancelled pursuant to this Section, the Company will grant Optionee stock appreciation right or other equivalent compensation which provides the same benefits as the Option so cancelled. Notice shall be deemed given when delivered personally or when deposited in the United States mail first class postage prepaid and addressed to Optionee at the address of Optionee on file with the Company.

(h). Optionee agrees that if Optionee is an "affiliate" of the Company or any subsidiary (as defined in applicable legal and accounting principles) at the time of any "change of control transaction," Optionee will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of other applicable legal or accounting principles, and will execute any documents necessary to ensure such compliance. For purposes of this Agreement, a "change of control transaction" means an acquisition of the Company through the sale of substantially all of the Company's assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company.

(i) The certificates for any Shares purchased by Optionee (or, in the case of death, Optionee's successors shall bear an appropriate legend to reflect the restrictions imposed by this Agreement.

(j) Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud and inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten (10) years. If the parties cannot agree on an arbitrator within twenty (20) days, any party may request that the California Bar Association recommend three arbitrators and the parties shall select one such person at random (by drawing or other means). Arbitration will be conducted pursuant to the provisions of this Agreement and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such disputes. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant, provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator's fee, administrative fees, travel expenses) out-of-pocket expenses and reasonable attorney's fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be San Diego, California.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SPECTRASCIENCE, INC.

By_____________________

Its:____________________

ACCEPTED

_________________________
Optionee